Exhibit 99.1

         Albany Molecular Research, Inc. to Reschedule Earnings Release

     ALBANY, N.Y.--(BUSINESS WIRE)--Aug. 6, 2004--Albany Molecular Research, Inc. (Nasdaq: AMRI) is rescheduling the release of second quarter 2004 results and its previously announced earnings conference call. The company expects to report second quarter 2004 results and hold a conference call to discuss the results by Friday, August 13, 2004. The company will make an announcement when the definitive date and time are set. The earnings release and conference call were previously scheduled for Monday, August 9, 2004.
     As previously disclosed by the company, the company expects to incur restructuring charges, as well as an impairment of certain assets, in the second quarter of 2004 related to the closure of its Mount Prospect facility. The company will record such restructuring and impairment charges in the quarter ended June 30, 2004. The company estimates that such restructuring and impairment charges will be approximately $3 to 4 million. The company expects to recognize additional charges of approximately $2 million resulting from the Mount Prospect closing during the second half of 2004.
     In addition, as previously disclosed, the company has continued to monitor the realization of the carrying value of its library inventories. The company recently completed an in-depth review of the carrying value of its library inventories. As a result of this review, which was based on expected future revenues, the company has determined that a significant write-down in the carrying value of these inventories is required. Such write-down has resulted in a triggering event which requires the company to determine whether there is an impairment of certain other long-lived assets and goodwill, including the goodwill which resulted from the 2001 acquisition of New Chemical Entities. Based on its review, the company has determined that an impairment of certain related goodwill and long-lived assets has occurred. The carrying value of such library inventories, long-lived assets and goodwill, prior to the impact of any write-downs or impairments, is approximately $32.5 million. The company is in the process of determining the final charges in order to report its second quarter 2004 financial results, but currently expects that the charges will represent a substantial portion of the carrying value of the assets under review. The company expects to report second quarter 2004 results and to hold a conference call to discuss the results by Friday, August 13, 2004. The company also expects to file its quarterly report on Form 10-Q for the quarter ended June 30, 2004 by August 13, 2004.

     Albany Molecular Research, Inc. is a leading research, drug discovery, development and manufacturing company built on a chemistry platform of comprehensive and integrated technologies, resources and capabilities. The company conducts research and development with many leading pharmaceutical and biotechnology companies and for its own internal discovery programs, and provides cGMP manufacturing of active pharmaceutical ingredients through its wholly owned subsidiary, Organichem Corporation.

     This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Readers should not place undue reliance on our forward-looking statements. The company's actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company's control. Factors that could cause such differences include, but are not limited to, the final determination of the asset write-down and impairment charges discussed above, the company's ability to attract and retain experienced scientists, trends in pharmaceutical and biotechnology companies outsourcing chemical research and development, including continued softness in these markets, sales of Allegra (including any deviations in estimates provided by Aventis) and the company's receipt of significant royalties from the Allegra license agreement, the risk that Allegra may be approved for over-the-counter use, and Claritin's approval for over-the-counter use, the integration and operating risks associated with the company's completed acquisition of Organichem, the company's ability to enforce its intellectual property and technology rights, the company's ability to successfully develop novel compounds and lead candidates in its collaborative arrangements, the company's ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company's strategic investments and acquisitions to perform as expected and any goodwill impairment related to such investments and acquisitions, the company's ability to successfully complete its ongoing expansion projects on schedule and integrate acquired companies, and the company's ability to effectively manage its growth, as well as those discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on March 15, 2004. The company expressly disclaims any current intention or obligation to update any forward-looking statement in this press release to reflect future events or changes in facts affecting the forward-looking statements contained in this press release.

     CONTACT: Albany Molecular Research, Inc.
              David Albert, 518-464-0279